Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 20, 2012, Federal Signal Corporation, a Delaware corporation (“the Company”), entered into an Asset Purchase Agreement, as amended on August 3, 2012 and September 4, 2012 (the “Agreement”) with 3M Company, a Delaware corporation (“Buyer”), pursuant to which the Company agreed to sell substantially all of the assets of its Federal Signal Technologies Group (the “FSTech Business”) to Buyer (the “Transaction”).

Pursuant to the terms and conditions of the Agreement, on September 4, 2012, the Company completed the disposition of the assets of its FSTech Business to Buyer for cash consideration of $110.0 million, subject to working capital adjustments in favor of Buyer of approximately $6.0 million.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2011, 2010, and 2009 and unaudited pro forma condensed consolidated balance sheet as of June 30, 2012, which give effect to the disposition of the FSTech Business, exclude results from discontinued operations.

The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are not intended to represent or be indicative of its consolidated results of operations or financial position that it would have reported had the Transaction been completed as of the dates presented, and should not be taken as representative of its future consolidated results of operations or financial condition.

The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are based upon and should be read in conjunction with historical consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012.

Exhibit 99.2

Federal Signal Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Year Ended December 31, 2011

	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$795.6	$106.9	$688.7
Cost of sales	600.6	67.3	533.3

Gross profit	195.0	39.6	155.4
Selling, engineering, general and administrative	171.1	48.9	122.2
Goodwill and intangible assets impairment	20.6	20.6	—

Operating income (loss)	3.3	(29.9)	33.2
Interest expense	16.4	—	16.4
Other expense, net	0.2	—	0.2

(Loss) income before income taxes	(13.3)	(29.9)	16.6
Income tax (expense) benefit	(1.1)	2.4	(3.5)

(Loss) income from continuing operations	$(14.4)	$(27.5)	$13.1

Basic and diluted earnings per share	$(0.23)		$0.21

Weighted average common shares outstanding:
Basic	62.2		62.2
Diluted	62.2		62.3

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Federal Signal Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Year Ended December 31, 2010

	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$726.5	$93.4	$633.1
Cost of sales	542.3	60.1	482.2

Gross profit	184.2	33.3	150.9
Selling, engineering, general and administrative	173.3	43.0	130.3
Goodwill and intangible assets impairment	78.9	78.9	—
Acquisition and integration related costs	3.9	—	3.9
Restructuring charges	5.0	0.7	4.3

Operating (loss) income	(76.9)	(89.3)	12.4
Interest expense	10.3	0.1	10.2
Other expense, net	1.2	—	1.2

(Loss) income before income taxes	(88.4)	(89.4)	1.0
Income tax (expense) benefit	(72.3)	2.8	(75.1)

Loss from continuing operations	$(160.7)	$(86.6)	$(74.1)

Basic and diluted earnings per share	$(2.79)		$(1.29)

Weighted average common shares outstanding:
Basic	57.6		57.6
Diluted	57.6		57.6

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Federal Signal Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Year Ended December 31, 2009

	Historical	Pro Forma Adjustments (Note 3)	Pro Forma
Net sales	$750.4	$65.0	$685.4
Cost of sales	557.3	39.4	517.9

Gross profit	193.1	25.6	167.5
Selling, engineering, general and administrative	155.8	19.6	136.2
Goodwill and intangible assets impairment	—	—	—
Restructuring charges	1.5	—	1.5

Operating income	35.8	6.0	29.8
Interest expense	11.4	—	11.4
Other (income) expense, net	(0.7)	0.5	(1.2)

Income before income taxes	25.1	5.5	19.6
Income tax expense	(5.3)	(1.9)	(3.4)

Income from continuing operations	$19.8	$3.6	$16.2

Basic and diluted earnings per share	$0.41		$0.33

Weighted average common shares outstanding:
Basic	48.6		48.6
Diluted	48.6		48.6

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Federal Signal Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2012

(in millions, except per share data)	Historical	Pro Forma Adjustments (Note 3)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$10.3	$3.7	(a)	$14.0
Restricted cash	1.5	—		1.5
Accounts receivable, net of allowances for doubtful accounts of $2.4 and $2.4, respectively	108.3	—		108.3
Inventories	117.9	—		117.9
Other current assets	22.0	—		22.0
Current assets of discontinued operations	122.2	(120.6	)(b)	1.6

Total current assets	382.2	(116.9)		265.3
Properties and equipment, net	58.1	—		58.1
Other assets
Goodwill	269.7	—		269.7
Intangible assets, net	1.3	—		1.3
Deferred charges and other assets	7.1	8.0	(c)	15.1
Long-term assets of discontinued operations	1.9	—		1.9

Total assets	$720.3	$(108.9)		$611.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$3.9	$—		$3.9
Current portion of long-term borrowings and capital lease obligations	10.9	—		10.9
Accounts payable	53.1	—		53.1
Customer deposits	15.5	—		15.5
Deferred revenue	2.9	—		2.9
Accrued liabilities
Compensation and withholding taxes	18.0	—		18.0
Other	38.9	—		38.9
Current liabilities of discontinued operations	38.7	(19.6	)(b)	19.1

Total current liabilities	181.9	(19.6)		162.3
Long-term borrowings and capital lease obligations, less current portion	221.9	(75.0	)(d)	146.9
Long-term pension and other postretirement liabilities	69.6	—		69.6
Deferred gain	20.4	—		20.4
Deferred tax liabilities	37.3	(3.5	)(e)	33.8
Other long-term liabilities	14.0	—		14.0
Long-term liabilities of discontinued operations	6.5	—		6.5

Total liabilities	551.6	(98.1)		453.5
Shareholders’ equity
Common stock, $1 par value per share, 90.0 million shares authorized, 63.3 million and 63.1 million shares issued, respectively	63.3	—		63.3
Capital in excess of par value	169.3	—		169.3
Retained earnings	18.9	(10.8	)(f)	8.1
Treasury stock, 0.9 million and 0.9 million shares, respectively, at cost	(16.3)	—		(16.3)
Accumulated other comprehensive loss	(66.5)	—		(66.5)

Total shareholders’ equity	168.7	(10.8)		157.9

Total liabilities and shareholders’ equity	$720.3	$(108.9)		$611.4

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Federal Signal Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. DESCRIPTION OF THE TRANSACTION

On June 20, 2012, the Company entered into an Asset Purchase Agreement, as amended on August 3, 2012 and September 4, 2012 (the “Agreement”) with 3M Company, a Delaware corporation (“Buyer”), pursuant to which the Company agreed to sell substantially all of the assets of its Federal Signal Technologies Group (the “FSTech Business”) to Buyer (the “Transaction”).

Pursuant to the terms and conditions of the Agreement, on September 4, 2012, the Company completed the disposition of the assets of its FSTech Business to Buyer for cash consideration of $110.0 million, subject to working capital adjustments in favor of Buyer of approximately $6.0 million.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet have been derived from historical financial information for the Company included in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

3. PRO FORMA ADJUSTMENTS

The pro forma adjustments in the unaudited pro forma condensed consolidated statements of operations represent adjustments to present the operations of the FSTech Business for the years ended December 31, 2011, 2010, and 2009 as discontinued operations.

The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 represent adjustments giving effect to the disposition transaction as if the transaction had occurred as of June 30, 2012, as follows:

(a)	Represents cash proceeds of $82.1 million net of $75.0 million of debt payments and $3.4 million of direct transaction costs

(b)	Adjustment to reflect the decrease in net assets held for sale

(c)	Adjustment to reflect the $8.0 million escrow receivable

(d)	Adjustment to reflect debt payments of $75.0 million

(e)	Adjustment to reflect income tax benefit of $3.5 million

(f)	Pro forma net loss from the transaction of $10.8 million:

(in millions)
Cash proceeds	$82.1
Escrow receivable	8.0
Less:
Basis in net assets sold	101.0
Costs incurred directly attributable to the transaction	3.4

Pro forma net loss before income taxes	(14.3)
Pro forma income tax benefit	3.5

Pro forma net loss	$(10.8)